Exhibit 5.1

August 30, 2001

Antex Biologics Inc.
300 Professional Drive
Gaithersburg, MD 20879

Gentlemen:

      This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed on or about the date hereof by Antex Biologics Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering for resale 3,582,856 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares were issued, or in the case of the Shares issuable upon conversion of convertible preferred stock or exercise of warrants will be issued, in transactions in which the Shares are not registered for sale under the Securities Act of 1933, as amended.

      For purposes of this opinion, we have examined copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon:

            (i)       the Company’s Certificate of Incorporation and all amendments thereto, certified by the Secretary of State of the State of Delaware;

            (ii)      the Bylaws of the Company, certified by the Secretary of the Company;

            (iii)     Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Antex Biologics Inc., certified by the Secretary of State of the State of Delaware;

            (iv)     Form of Class E Warrant;

            (v)     Form of Class F Warrant; and

            (vi)    certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company.

      In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and when issued in accordance with the terms of the instrument governing their issuance, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus that forms a part of the Registration Statement.

Very truly yours,

/s/ Covington & Burling

Covington & Burling